                                                                  Exhibit 4.2


                      [FORM OF PREFERRED STOCK CERTIFICATE]

                            R&G FINANCIAL CORPORATION
                              San Juan, Puerto Rico

PREFERRED STOCK
________ SHARES                                      CERTIFICATE NO. ______
                                                     SEE REVERSE FOR CERTAIN
                                                     DEFINITIONS AND LIMITATIONS
                                                     CUSIP No. [____________]

         THIS CERTIFIES THAT ________________________________________________,
is the owner of ____________ FULLY PAID AND NON-ASSESSABLE SHARES OF ____% NONCUMULATIVE PERPETUAL MONTHLY INCOME PREFERRED STOCK, SERIES A OF R&G FINANCIAL CORPORATION, a corporation organized under the laws of the Commonwealth of Puerto Rico (the "Corporation"). The shares evidenced by this Certificate are transferable on the books of the Corporation by the holder of record hereof, in person or by a duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. Such shares are not insured by the Federal Deposit Insurance Corporation. This Certificate and the shares represented hereby are subject to all the provisions of the Corporation's Certificate of Incorporation and Bylaws and all amendments thereto. This Certificate is not valid unless countersigned and registered by the Corporation's transfer agent and registrar.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

         Dated:


         ---------              CORPORATE                 -----------
         Secretary                SEAL                       President and Chief
                                                              Executive Officer

                                            Countersigned and Registered:


                                            ----------------------------
                                            Transfer Agent and Registrar


                                            By:   ----------------------------
                                                  Authorized Signature


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                            R&G FINANCIAL CORPORATION

         The shares represented by this Certificate are subject to limitations and restrictions as set forth in the Certificate of Incorporation and Bylaws of the Corporation as from time to time amended. The Certificate of Incorporation is on file in the office of the Secretary of State for the Commonwealth of Puerto Rico, San Juan, Puerto Rico, and the Certificate of Incorporation and the Bylaws are on file with the Secretary of the Corporation at the Corporation's executive offices. The Certificate of Incorporation of the Corporation authorizes the Corporation to issue more than one class of stock, including classes of preferred stock, which may be issued in one or more series. The Corporation will furnish to any stockholder upon request and without charge a full statement of the powers, designations, preferences and relative participating, optional or other special rights of the ___% Noncumulative Perpetual Monthly Income Preferred Stock, Series A ($25 liquidation preference per share) and of each other class of stock or shares which the Corporation is authorized to issue and the qualifications, limitations or restrictions of such preferences and or rights. Any request should be made with the Secretary of the Corporation.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT -___Custodian-___
TEN ENT - as tenants by the entireties                      (Cust)     (Minor)
JT TEN  - as joint tenants with right of           under Uniform Gifts to Minors
           survivorship and not as tenants         Act________________________
           in common                                 (State)


     Additional abbreviations may also be used though not in the above list.

      For value received, __________ hereby sell, assign and transfer unto

 PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
------------
[           ]
------------  ------------------------------------------------------------------


--------------------------------------------------------------------------------
Please Print or Typewrite Name and Address including Postal Zip Code of Assignee


--------------------------------------------------------------------------------

--------------------------------------------------------------           Shares
of the Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint


--------------------------------------------------------------        Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.


Dated:_________


                                        --------------------------------

                                        NOTICE: THE SIGNATURE(S) TO THIS
                                        ASSIGNMENT MUST CORRESPOND WITH THE
                                        NAME(S) AS WRITTEN UPON THE FACE OF THE
                                        CERTIFICATE IN EVERY PARTICULAR, WITHOUT
                                        ENLARGEMENT OR ANY CHANGE WHATEVER.


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Signature(s) must be guaranteed by a commercial
bank or trust company or a member firm of a major stock exchange.